UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

The Pulse Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54741

(Commission File Number)

45-4798356

(IRS Employer Identification No.)

10 Oceana Way

Norwood, Massachusetts 02062

(Address of principal executive offices) (Zip Code)

(781) 821-6600

Registrant’s telephone number, including area code

437 Turnpike Street

Canton, Massachusetts 02021

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Employment Agreements with Stephen Saber, Nicholas Saber and John Saber

On August 3, 2015, the Company agreed with each of Stephen Saber, Nicholas Saber and John Saber, all of whom are officers and directors of the Company, to amend their respective employment agreements to remove (i) an automatic increase of 7% to their base salaries on April 1 of each year and (ii) compensation of a cash bonus equal to 1.5% of all monthly net revenues of the Company. Such amendments shall be effective for the fiscal year ending March 31, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Amendment No. 3 to Employment Agreement dated August 3, 2015, by and among, The Pulse Network, Inc., a Nevada corporation; The Pulse Network, Inc., a Massachusetts corporation; and Stephen Saber

10.2	Amendment No. 3 to Employment Agreement dated August 3, 2015, by and among, The Pulse Network, Inc., a Nevada corporation; The Pulse Network, Inc., a Massachusetts corporation; and Nicholas Saber

10.3	Amendment No. 3 to Employment Agreement dated August 3, 2015, by and among, The Pulse Network, Inc., a Nevada corporation; The Pulse Network, Inc., a Massachusetts corporation; and John Saber

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pulse Network, Inc. (Registrant)

Date: August 13, 2015	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer